EXHIBIT 23

Consent of Independent Registered Public Accounting Firm

Royal Bancshares of Pennsylvania, Inc. and subsidiaries

Bala Cynwyd, Pennsylvania

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (No. 333-129894, 333-25855 and 333-135226) and in the Registration Statement on Form S-3 (No. 333-198592) of Royal Bancshares of Pennsylvania, Inc. and subsidiaries of our report dated March 17, 2016, relating to the consolidated financial statements of Royal Bancshares of Pennsylvania, Inc., which appears in this Form 10-K.

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/s/ BDO USA, LLP

Philadelphia, Pennsylvania

March 17, 2016